UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2016

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Less Lethal Announces Continued Sales Growth, New Products and New Distributors

Company CEO Reports on Developments in Latest Audio Interview

SARNIA, ON--(Marketwired - November 21, 2016) - Lamperd Less Lethal, Inc. (OTC : LLLI ) is continuing to experience strong sales growth due to increasing demand for the company's advanced security products which offer unique features and advantages not available form any other company. Orders for Lamperd distraction and crowd control grenades, including the Flash and Pepper Spray types are particularly strong. Customers for these products are recognizing the special features we have designed into them which make Lamperd grenades a clear choice over competitors' models. Lamperd is also now the only company offering Aerial Burst Pepper Spray Grenades for riot and crowd control. These new types weigh 1.5 oz. and can cover an area of 200 sq.ft. with powerful yet harmless OC pepper spray but no dangerous fallout coming down on the target area. Our Aerial Burst Pepper Spray Grenades can be fired from a 40mm launcher and reach 80 feet out, giving officers great range of use for large crowd disbursal and riot applications. The company is preparing increased manufacturing capability in anticipation of heavy demand for all of its crowd control products in light of heightened tensions in the U.S and many other countries around the globe. Lamperd currently has bids on tenders offers issued by potential buyers valued at over $20 million.

Lamperd Less Lethal is also expanding its sales representation at this time with the addition of more distributors serving both the North American and worldwide markets. Recently, the company has signed new distribution agreements with Lanz Shooting Supplies of Ontario, Canada (www.lanzshootingsupplies.com) and Calx Trading of Naperville, IL, USA (www.calxtrading.com). We are especially pleased to welcome Calx Trading to the Lamperd distributor group as they have a significant international network with well established connections in many countries, including Egypt, where there is a great need for different types of modern security products. For additional information on the latest developments with Lamperd Less Lethal the company invites everyone to listen to a new interview with CEO Barry Lamperd, recorded on November 18th which can be accessed at this direct link: http://upticknewswire.com/

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces of any NATO country. The company sells over 300 different products including small & large caliber projectile guns, flash grenades, pepper spray grenades, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact:

Lamperd Less Lethal, Inc.
Barry Lamperd, President & CEO
(519) 344-4445
www.lllico.com or www.lamperdlesslethal.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: November 21, 2016	By:	/s/ Barry Lamperd
Barry Lamperd
President

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